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Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2004, included in the Joint Proxy Statement of NOMOS Corporation that is made part of Amendment No. 2 to the Registration Statement (Form S-4) which also constitutes the Proxy Statement and Prospectus of North American Scientific, Inc. for the registration of 7,440,332 shares of its common stock.

                      /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 11, 2004

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Consent of Independent Auditors